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Exhibit 21.1

Subsidiaries of Western Gas Resources, Inc.

Name of Subsidiary	Relationship
1) MIGC, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
2) MGTC, Inc., a Wyoming corporation	Wholly owned subsidiary of MIGC, Inc.
3) Western Gas Resources — Texas, Inc., a Texas corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
4) Mountain Gas Resources, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
5) Western Power Services, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
6) WGR Canada, Inc., a New Brunswick corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
7) Lance Oil & Gas Company, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
8) Mountain Gas Transportation, Inc., a Delaware corporation	Wholly owned subsidiary of Mountain Gas Resources, Inc.
9) Western Gas Wyoming, L.L.C., a Wyoming L.L.C.	Wholly owned subsidiary of Western Gas Resources, Inc.
10) Western Gas Resources—Westana, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.
11) Western Gas Resources—Sand Wash, Inc., a Colorado corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

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  Exhibit 21.1